Exhibit 10.12

SIGNATURES

SIGNED by HO LOK CHIU	)	For and on behalf of
	)	National Goal Limited
)
for and on behalf of the Landlord	)
)
)
	)	/s/ Ho Lok Chiu
	)	Authorized Signature

SIGNED by	)	For and on behalf of
	)	Man Pong Jewellery Limited
)
for and on behalf of the Tenant	)
)
in the presence of :-)
)
	)	/s/ Sze Kam Fuk
	)	Authorized Signature

Witness :

Name :

RECEIVED on or before the day and year first above written of and from the Tenant in the sum of HONG KONG DOLLARS ONE HUNDRED SEVENTY SEVEN THOUSAND FIVE HUNDRED AND NINETY FOUR AND CENTS SIXTY ONLY (such sum of HK$159,480.30 shall be transferred from the Existing Tenancy Agreement dated 18th November 2021 in respect of the Premises) being the deposite payable under this Tenancy Agreement.	) ) ) ) ) ) ) )	HK$177,594.60

For and on behalf of
NATIONAL GOAL LIMITED

/s/ Ho Lok Chiu
Authorized Signature

ANNEXURES

Retail

NATIONAL GOAL LIMITED
as the Landlord

AND

MAN PONG JEWELLERY LIMITED
as the Tenant

TENANCY AGREEMENT

of

Shop No. L9E, Lower Ground Floor,
FitFort, No. 560 King's Road, North Point, Hong Kong

DDC/BON/FK/FitFort/230248

INDEX

Page

SECTION I INTERPRETATION AND AGREEMENT

SECTION II RENT AND OTHER CHARGES

SECTION III TENANT'S COVENANTS

SECTION IV LANDLORD'S COVENANTS

SECTION V RESTRICTIONS AND PROHIBITIONS

SECTION VI EXCLUSIONS OF LIABILITY

SECTION VII ABATEMENT OF RENT

SECTION VIII DEFAULT

SECTION IX DEPOSIT

SECTION X REGULATIONS

SECTION XI PERCENTAGE RENTAL

SECTION XII GENERAL

THIS TENANCY AGREEMENT made the 28 day of December 2023
BETWEEN the party described as the Landlord in the Schedule hereto (hereinafter called "the Landlord") of the one part and the party named and described as the Tenant in the Schedule hereto (hereinafter called "the Tenant") of the other part.

WITNESSETH as follows: -

SECTION I
INTERPRETATION AND AGREEMENT

1 Interpretation

1(1) In this Tenancy Agreement the expressions set out in the Schedule hereto shall where the context so admits have the meanings respectively ascribed to them therein.

Headings and index

1(2) The headings and index are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Gender

1(3) Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and vice versa and words herein in the singular shall include the plural and vice versa.

2 Term premises rent and charges

The Landlord hereby demises unto the Tenant for the term as set out in the Schedule hereto All Those the said premises as delineated in pink on the plan(s) annexed hereto Together with the use in common with the Landlord and all others having the like right of :-

2(1) the entrances staircases landings passages and toilets in the Retail Podium, and

2(2) the lifts and escalators in the Retail Podium, if any, during normal business hours and whenever the same shall be operating,

insofar as the same are necessary for the proper enjoyment of the said premises but except as the Landlord may from time to time restrict such use TO HOLD the same unto the Tenant for the said term YIELDING AND PAYING therefor throughout the said term the rent air-conditioning charge management fee and promotional charge (all of which are unless the context otherwise requires hereinafter included under the term "rent") as are set out in the Schedule which sums shall be payable exclusive of rates and other out-goings and in advance on the first day of each calendar month the first of such payments to be apportioned according to the number of days then unexpired in the month in respect of which such payment is due and the last of such payments to be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due.

DUPLICATE or COUNTERPART
Original Stamped with
$ 5120

SECTION II
RENT AND OTHER CHARGES

The Tenant hereby covenants with the Landlord as follows: -

1 Rent and charges

1(1) To pay the rent, air-conditioning charge, management fee and promotional charge on the days and in the manner hereinbefore provided for payment thereof without deduction or set off (whether equitable or otherwise) and in banknotes or by bankers order if so required by the Landlord.

STAMP DUTY PAID
HONG KONG
$ 00005.00

STAMP DUTY HONG KONG
-8.1.24

1(2) The Landlord shall be entitled at any time and from time to time during the said term to serve a notice upon the Tenant increasing any of the air-conditioning charge management fee and promotional charge by an amount which the Landlord shall deem appropriate having regard to all or any of the elements affecting the cost of providing the respective services, and thereafter such increased charge or charges shall be payable in lieu of the charge or charges provided for above and the Landlord's assessment of the appropriate increase shall be conclusive and binding on the Tenant.

2 Rates

2(1) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Property Tax only excepted.)

2(2) In the event that an assessment to rates in respect of the said premises shall be raised upon the Landlord direct the Landlord shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government of Hong Kong.

2(3) In the event that no valuation of the said premises shall have been made in accordance with the Rating Ordinance (Cap.116) or any statutory amendment or modification thereof for the time being in force the Landlord shall be at liberty to make an interim valuation thereof and to debit the Tenant with the amount which would be payable upon such interim valuation and the same shall forthwith be paid by the Tenant to the Landlord and any over-payment or under-payment by the Tenant on such interim valuation shall be adjusted when a valuation under the Rating Ordinance shall have been made known.

3 Gas water and electricity charges

To pay and discharge all charges for gas water and electricity consumed in the said premises.

4 Non-payment

The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this Section or any part thereof in all respects as non-payment of rent under this Tenancy Agreement.

SECTION III
TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows: -

1 Compliance with Ordinances

To obey and comply with all ordinances regulations bye-laws rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant's business on the said premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent contractor or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto.

2 Fitting out and other work

To fit out the said premises in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord in a good and proper workmanlike fashion and in carrying out any approved work hereunder the Tenant shall and shall cause its servants agents contractors and workmen to cooperate fully with the Landlord and all servants agents contractors and workmen of the Landlord and with the building manager and other tenants and contractors carrying out any work on the said building and to obey and comply with all instructions and directions which may be given by the Landlord's architect or other authorised representative or by the building manager in connection with the carrying out of such work and in carrying out any work to the electrical or gas installations or to the air conditioning plumbing drainage fire fighting/detection and/or security systems the Tenant shall use only those contractors nominated by the Landlord in writing for the purpose Provided That the Tenant shall not at any time during the said term without the prior written consent of the Landlord:-

2(1) Installations and alterations

erect install remove or alter any fixtures partitioning or other erection or installation in the said premises or any part thereof or without the like consent make or permit or suffer to be made alterations in or additions to the electrical or gas installations or to the air conditioning plumbing drainage fire fighting/detection or security systems or install or permit or suffer to be installed any equipment apparatus or machinery which requires any additional electrical/gas mains wiring/piping or which consumes electricity/gas not metered through the Tenant's separate meter or which imposes a weight on any part of the flooring in excess of that for which it is designed, it being agreed that the Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary, nor

2(2) Damage to walls ceilings and floors

drive or insert or permit or suffer to be driven or inserted any nails screws hooks brackets or similar articles into the doors ceilings windows walls beams floors structural members or any part of the fabric of the said premises or any of the plumbing or sanitary or air-conditioning or fire fighting/detection apparatus or installation therein nor to cut maim injure drill into mark or deface the same or permit or suffer the same to be cut maimed injured drilled into marked or defaced, nor

2(3) Floor covering

lay or use any floor covering or do anything which may damage or penetrate the existing flooring floor screed or slab.

3 Good repair of interior

To keep all the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls floors and ceilings and the Landlord's fixtures therein and all additions thereto and including all shopfronts doors windows electrical and gas and plumbing installations and wiring and piping in good clean and tenantable repair and condition and properly preserved and painted and so to maintain the same throughout the said term at the expense of the Tenant and to the satisfaction of the Landlord, and subject to Clause 25 of Section III to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

4 Replacement of shopfronts windows etc.

To reimburse to the Landlord and/or the building manager the cost of replacing all broken and damaged shopfronts windows and glass whether or not the same be broken or damaged by the negligence of the Tenant.

5 Repair of electrical installation

To repair or replace any electrical installation or wiring of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

6 Repair of gas installation

To repair or replace any gas installation or piping of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

7 Landlord's nominated contractors

In carrying out any works to the electrical or gas installation or to the air-conditioning plumbing drainage fire fighting/detection building automation and/or security systems, the Tenant shall use only those contractors nominated by the Landlord in writing for the purpose and the Tenant shall pay to the Landlord as the Landlord's handling fee a sum equivalent to 10% of the price payable to the relevant nominated contractor(s) for carrying out such work, such fee to be payable on demand whenever made by the Landlord and in instalments if so required by the Landlord. Without prejudice to the foregoing provisions of this Clause, the Tenant shall not commence any such work unless and until the Tenant has paid 10% of the quoted price of the relevant nominated contractor(s) for carrying out the relevant work on account of the Landlord's aforesaid handling fee.

8 Maintenance of sanitary and water apparatus

To keep the sanitary and water apparatus used exclusively by the Tenant and its servants agents licensees and customers in good clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government Authorities concerned.

9 Cleaning of drains

To pay to the Landlord on demand all costs incurred by the Landlord and/or the building manager in cleansing clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent licensee or customer of the Tenant.

10 Responsibility for defects

To be wholly responsible for any loss damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly:-

10(1) through the defective or damaged condition of any part of the interior of the said premises or any fittings fixtures wiring or piping therein, or

10(2) through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water into or from the said premises or any part thereof, or

10(3) through the negligence or the act neglect default or omission of the Tenant, or

10(4) through the use of the said premises by the Tenant, or

10(5) through the operation by the Tenant of its business at or from the said premises.

11 Third party insurance

To effect and maintain throughout the said term insurance cover in respect of the Tenant's obligations under Section III Clause 10 with a reputable insurance company to the satisfaction of the Landlord and to produce to the Landlord as and when so required by the Landlord the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting, in default of which the Landlord shall be entitled (but not obliged) at the Tenant's expense to effect such insurance cover. The policy of such insurance shall be in the name of the Tenant and endorsed to show the interest of the Landlord in the Retail Podium and shall be in such amount as the Landlord shall from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord.

12 Insurance of contents

To be wholly responsible for any loss or damage to property within the said premises including without limitation all furniture fixtures fittings goods chattels samples personal effects contents and stock and to effect with a reputable insurance company adequate insurance cover for the same in their full replacement value against all risks including without limitation those risks perils or under circumstances for which the Landlord's liability is expressly or impliedly excluded under this Tenancy Agreement. The Tenant undertakes to produce and make available to the Landlord as and when so required by the Landlord the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting.

13 First class shopping and commercial centre

To furnish first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Retail Podium as a first class shopping and commercial centre. In particular but without limit to the generality of the foregoing the Tenant shall :-

13(1) keep the said premises open for business throughout the Normal Business Hours as referred to in Clause 13 of the Schedule to this Tenancy Agreement;

13(2) not conduct any auction fire bankruptcy close-out or similar sales nor utilise any unethical business practice in the conduct of its business or otherwise Provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales;

13(3) not permit any touting or soliciting for business or the distribution of any pamphlets or advertising matter to be conducted at or near the said premises or in any other part of the Retail Podium;

13(4) at all times maintain on the said premises an adequate stock of merchandise for sale;

13(5) install and at all times maintain displays of merchandise in the shopfront windows of the said premises and elsewhere throughout the said premises to a standard and composition appropriate to a first class shopping centre and to the satisfaction of the Landlord and it is agreed that the Landlord may order the removal of any item of display which the Landlord in its sole opinion shall find offensive or objectionable; and

13(6) at its expense keep lit the shopsign and shopfront windows of the said premises during such hours as the common areas of the Retail Podium are open and for the better observance of this provision the Tenant shall permit the Landlord to control the electrical circuits to the said shopsign and shopfront windows accordingly.

14 Protection from typhoons

To take all reasonable precautions to protect the interior of the said premises against damage by storm typhoon heavy rainfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

15 Entry by Landlord

15(1) To permit the Landlord and all persons authorised by it with or without appliances or equipment at all reasonable times upon prior notice to enter the said premises for the following purposes :-

(a) to view the state of repair of the said premises to take inventories of the fixtures therein to carry out any works repairs or maintenance which require to be done;

(b) to inspect the Tenant's books documents vouchers or records and to install and operate the devices and equipment as more particularly mentioned in Clause 1(7) and Clause 1(8) of Section XI; and

(c) to show the said premises to prospective tenants during the last three months of the said term or to prospective purchasers at any time during the said term.

15(2) In the event of an emergency the Landlord its servants or agents may enter the said premises without notice and forcibly if need be.

16 Notice to repair

On receipt of any notice from the Landlord or its authorised representative specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible despatch and without any delay. Failure by the Tenant so to do will entitle the Landlord or its servants or agents to enter upon the said premises and forcibly if need be to carry out such works or repairs at the sole expense of the Tenant.

17 Outside windows

To keep all outside windows closed.

18 Inform Landlord of damage

To give notice in writing to the Landlord or its agent of any damage that may be suffered to the said premises or to persons thereon and of any accident to or defects in the water pipes gas pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

19 Regulations

To observe and comply with such regulations as the Landlord and/or the building manager may introduce for the better operation and management of the Retail Podium as retail premises and shopping centre and/or for the use of the carpark in the Development and/or its recreational areas and outdoor facilities.

20 Cleaning contractors

To engage as cleaning contractors for the said premises only such contractors as may be nominated by the Landlord, provided that the Tenant may in addition to or substitution for such contractors employ its own direct staff for cleaning. Such cleaning contractors if engaged shall be engaged at the sole expense of the Tenant and at the rates agreed between the Landlord and the contractors.

21 Directory boards

To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant's name on the directory boards provided by the Landlord.

22 Service entrances and lifts

To load and unload goods and merchandise only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord and/or the building manager for this purpose from time to time.

23 Refuse and garbage removal

To be responsible for the removal of garbage and refuse from the said premises to such location as shall be specified by the Landlord and/or the building manager from time to time and to use only that type of refuse container as is specified by the Landlord and/or the building manager from time to time. In the event of the Landlord or the building manager providing a collection service for garbage and refuse the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord or the building manager shall be at the sole cost of the Tenant.

24 Title deeds

To observe and perform the covenants terms conditions and restrictions under which the said Lot is held from the Government of the Hong Kong Special Administrative Region or as referred to in any deed of mutual covenant or deed of dedication or other deed or instrument affecting the Development and/or its recreational areas and outdoor facilities for the time being in force (whether or not executed prior to the date of this Tenancy Agreement) so far as they relate to the said premises or the use thereof or the use of the common areas and facilities of the Development and/or its recreational areas and outdoor facilities but except always to the extent that the Landlord is obliged to observe and comply with the same pursuant to Section IV.

25 Yield up premises and handover

At the expiration or sooner determination of this tenancy deliver up to the Landlord vacant possession of the said premises notwithstanding any rule of law or equity to the contrary together with such fittings fixtures alterations or additions thereto as the Landlord in its absolute discretion may be willing to retain but without payment of any compensation for such fittings fixtures alterations or additions and deliver to the Landlord all keys giving access to all parts of the said premises. The Tenant shall be entitled to remove its own trade fixtures subject to making good all damage including damage to the decoration caused by such removal and shall if required by the Landlord at the Tenant's own costs and expenses remove all the Tenant's fittings fixtures alterations or additions in or to the said premises or any part thereof and reinstate the said premises to a condition in accordance with the Landlord's standard specification. If the Tenant shall upon commencement of this tenancy have agreed to accept any fittings fixtures alterations or additions which shall have been installed or made by any previous occupiers of the said premises, the Landlord shall have the right to require the Tenant to remove any or all of such fittings fixtures alterations or additions so made prior to the date of commencement of this tenancy and require the Tenant to make good any damage to the said premises caused by the installation or making of such fittings fixtures additions or its removal as if such fittings fixtures alterations or additions were made by the Tenant during the term of this tenancy.

26 Indemnity against breach

To keep the Landlord indemnified from and against all actions claims losses damages and expenses arising from any breach non-observance or non-performance of any of the agreements or covenants on the part of the Tenant herein contained or from the operation by the Tenant of its business at or from the said premises or from the use of the said premises or of the electrical or gas installation or apparatus therein or out of any works carried out at any time during the said term to the said premises or out of anything now or during the said term attached to or projecting from the said premises or arising from the negligence or the act neglect default or omission of the Tenant.

27 Cleaning of fan coil units and filters

27(1) To be solely responsible for carrying out the cleaning works of the fan coil units and filters and to immediately comply with any notice to clean the fan coil units and filters which may be given by the Landlord and/or the building manager of the Tenant.

27(2) To pay to the Landlord on demand all costs incurred by the Landlord and/or the building manager in cleansing clearing repairing or replacing any of the fan coil units and filters apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent licensee or customers of the Tenant.

SECTION IV
LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant as follows :-

1 Quiet enjoyment

That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

2 Property tax and government rent

To pay the property tax and government rent payable in respect of the said premises during the term hereby granted.

3 Roof and main structure

To use its best endeavours or arrange for the building manager to use its best endeavours to keep the roof of the Retail Podium and the main structure and walls thereof and the mains drains pipes and cables therein in a proper state of repair provided that the Landlord shall not incur any liability under this Clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have after the lapse of a reasonable time from the date of service of such notice either failed to take reasonable steps to repair or remedy the same or failed to give due notice of the defect or want of repair to the building manager.

4 Building management services

To carry out or arrange for such building management services as the Landlord may in its absolute discretion think fit with a view to maintaining the Retail Podium as a first class shopping centre.

5 Promotional services

To carry out or arrange for such promotional services and activities as the Landlord may in its absolute discretion think fit including :-

5(1) the advertisement and promotion of the Retail Podium;

5(2) publicity for the facilities and activities of the Retail Podium and the businesses of the tenants and occupiers therein; and

5(3) publication and distribution of magazines, brochures, circulars and other material relating to the Retail Podium and its facilities activities and promotions.

6 Facilities

To use its best endeavours or to arrange for the building manager to use its best endeavours to maintain the lifts escalators and fire fighting/detection and air-conditioning plant and other facilities of the Retail Podium in proper working order.

7 Air-conditioning services

Subject to Clause 6 of this Section IV and to Clauses 1(1) and 1(2) of Section VI to provide or arrange for air-conditioning services to the said premises during Normal Business Hours. If the Tenant shall require additional air-conditioning services outside the times specified the Landlord shall on receiving reasonable notice of the Tenant's requirements and subject as aforesaid provide the same to the Tenant or request the building manager to arrange for the same. The charges for air-conditioning services outside the times specified shall be determined by the Landlord and/or the building manager and notified to the Tenant from time to time.

8 Directory boards

To supply directory boards and to allot space thereon for the Tenant's name to be affixed in such uniform lettering or characters as shall be designated by the Landlord.

SECTION V
RESTRICTIONS AND PROHIBITIONS

The Tenant hereby covenants with the Landlord as follows :-

1 Damage to common areas

Not to damage injure or deface any part of the fabric or walls or roof of the Retail Podium or of the common areas stairs and lifts and other facilities of the Retail Podium or other parts of the Development.

2 Floor loading

Not to load the floor of the said premises or any part thereof beyond the designed weight as stated in Clause 6 of the Schedule hereto.

3 Air-conditioning units

Not to install air-conditioning units at the said premises without the prior written consent of the Landlord.

4 Structural stability

Not to dig any hole or holes in or otherwise damage the concrete floor slab of the said premises.

5 Locks

Not without the prior written consent of the Landlord to alter the existing locks bolts and fittings on the entrance doors to the said premises nor to install any additional locks bolts or fittings thereon.

6 Loading of lifts

Not to place in any of the lifts in the Retail Podium anything the weight of which shall exceed the maximum weight as shown inside the said lifts.

7 Use of lifts

Not to load or unload or receive delivery of or despatch any goods or merchandise or permit or suffer the same to be loaded unloaded delivered or despatched in any of the lifts designated from time to time by the Landlord and/or the building manager as passenger lifts.

8 Nuisance or annoyance

Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance or cause damage or danger to the Landlord or to the tenants or occupiers of other premises in the Retail Podium or in other parts of the Development.

9 Noise

Not to produce or suffer or permit to be produced at any time in the said premises any noise which may in the opinion of the Landlord or the building manager (which opinion shall be conclusive) constitute a nuisance or give cause for reasonable complaint from the occupants of any other premises in the Retail Podium or in other parts of the Development or persons using or visiting the same.

10 Signs

Not without the prior written consent of the Landlord to affix or display or permit or suffer to be affixed or displayed within or outside the said premises any signboard sign decoration advertising matter or other device whether illuminated or not save that:-

10(1) the Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering or characters designated by the Landlord on the directory boards such lettering and characters and any additions or alterations thereto to be placed thereon by the Landlord at the Tenant's expense, and

10(2) the Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters approved by the Landlord on a standard signbox above the shopfront(s) to the said premises such lettering and/or characters thereon and any additions or alterations thereto or thereon to be made by the Landlord at the Tenant's expense. If the Tenant carries on business under a name other than its own name it shall notify the Landlord of the name under which its business is carried on and shall be entitled to have that name displayed as aforesaid, but the Tenant shall not be entitled to change its business name without the prior written consent of the Landlord which the Landlord may give or withhold at its discretion, and without prejudice to the foregoing, the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 21 of this Section V has taken place or is about to take place.

11 User

Not to use or permit or suffer the said premises to be used for any purpose other than as described in Clause 6 of the Schedule hereto.

12 Illegal or immoral use

Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose.

13 Sleeping or domestic use

Not to use or permit or suffer the said premises or any part thereof to be used as sleeping quarters or as domestic or residential premises within the meaning of any landlord and tenant legislation for the time being in force nor to allow any person to remain in the said premises overnight.

14 Manufacture or storage of goods

Not to use or permit or suffer the said premises to be used for the purpose of the production manufacture or working of goods and merchandise or for the storage of goods and merchandise other than samples reasonably required in connection with the Tenant's business carried on therein.

15 Combustible or dangerous goods

Not to keep or store or permit or suffer to be kept or stored in the said premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous goods or any dangerous goods (as defined in the Dangerous Goods Ordinance Cap. 295 or any legislation replacing the same or any orders or regulations made thereunder) other than in accordance with the appropriate legislation from time to time in force and in such areas as the Landlord shall designate for such purposes.

16 Obstructions in passages

Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other obstruction of any kind or nature nor cause or permit any of its servants agents contractors licensees or customers to obstruct or use for any purpose other than that for which they are intended any of the entrances staircases landings passages lifts lobbies or any other part of the Retail Podium or of the Development in common use and the Landlord and/or the building manager shall be entitled without notice and at the Tenant's risk and expense to remove dispose of or clear as it sees fit any such material or obstruction and neither the Landlord nor the building manager shall thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord and the building manager against all losses claims damages or expenses of and against the Landlord and the building manager in respect thereof.

17 Toilet facilities

Not to use or permit or suffer the toilet facilities in the Retail Podium or in other parts of the Development, whether used exclusively by the Tenant or not, to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall on demand pay to the Landlord or the building manager as the case may be the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

18 Wiring and cables in common areas

Not to lay install affix or attach any wiring cables or other article or thing in or upon any of the entrances staircases landings passages lobbies or any other part of the Retail Podium or other parts of the Development in common use.

19 Preparation of food and prevention of odours

Not to prepare or permit or suffer to be prepared any food in the said premises or to cause or permit any odours which shall in the sole opinion of the Landlord be offensive or unusual to be produced upon permeate through or emanate from the said premises.

20 Animals pets and infestation

Not to keep or permit or suffer to be kept any animals or pets inside the said premises and at the Tenant's expense to take all such steps and precautions as shall be required by the Landlord and/or the building manager to prevent the said premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin. The Tenant shall employ at the Tenant's cost such pest extermination contractors as the Landlord and/or the building manager may require and at such intervals as the Landlord and/or the building manager may direct and to the exclusion of all others.

21 Subletting and assigning

Not to assign underlet share part with the possession of or transfer the said premises or any part thereof or any interest therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Tenancy Agreement obtains the use possession occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The Tenancy Agreement shall be personal to the Tenant named in this Tenancy Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause 21:-

21(1) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

21(2) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

21(3) In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who directly or indirectly owns or own or controls or control a majority of its voting shares or who otherwise has or have effective control thereof;

21(4) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same;

21(5) The change of the Tenant's business name.

22 Breach of Conditions

Not to do or permit or suffer to be done any act deed matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the said Lot is held from the Government of the Hong Kong Special Administrative Region or as referred to in any deed of mutual covenant or deed of dedication or other deed or instrument affecting the Development and/or its recreational areas and outdoor facilities for the time being in force (whether or not executed prior to the date of this Tenancy Agreement) and to indemnify the Landlord against any such breach.

23 Breach of insurance policy

Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance on the said premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered by the Tenant the premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

24 Aerials

Not to erect or permit or suffer to be erected on or from any part of the Retail Podium or on or within or from any part of the said premises any aerial antenna satellite dish or other device for any telepoint network or telecommunication purpose or otherwise, and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord and/or the building manager.

25 Parking

Not to park in obstruct or otherwise use nor permit any employee agent or licensee or contractor of the Tenant to park in obstruct or otherwise use those areas of the Development allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the Regulations from time to time made by or on behalf of the Landlord and/or the building manager.

26 Use of building name

Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Retail Podium or of the Development or any part thereof or any picture representation or likeness of the whole or any part of such name/logo or of the Retail Podium or of the Development or any part thereof or of the said premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant.

SECTION VI
EXCLUSIONS OF LIABILITY

1 The Landlord shall not be liable to the Tenant in respect of any claim loss or damage or expense by or to person or property sustained by the Tenant by or through or in any way owing to:-

1(1) Lifts escalators and other services

any defect in or breakdown or suspension of the lifts escalators fire fighting/detection or water sprinkler equipment air-conditioning plant or other facilities of the Retail Podium or any other part of the Development or any of them, or

1(2) Electricity/gas/water supply

any failure malfunction explosion or suspension of the electricity gas or water supply to the said premises or the Retail Podium or any other part of the Development, or

1(3) Fire overflow of water and vermin

fire or the overflow or leakage of water including rain, storm or sea water from anywhere within the Retail Podium or any other part of the Development or the influx of water including rain, storm or sea water into the said premises or any other part of the Retail Podium or of the Development or the activity of termites pests rats or other vermin therein or in any part thereof, or

1(4) Water sprinklers

any use of water sprinkler devices whether by intentional operation or as a result of mechanical failure or malfunction, or

1(5) Services

the adequacy or otherwise of any of the management services (including security) and/or promotional activities rendered by the Landlord and/or the building manager or the failure to render the same or the suspension or interruption thereof for whatever reason,

whether or not the same may be caused by the negligence of the Landlord or any of its servants agents contractors or licensees, nor shall the rent or air-conditioning charge or management fee or promotional charge or any part or parts thereof cease to be payable other than in the circumstances set out in Section VII.

SECTION VII
ABATEMENT OF RENT

1 Abatement

If:-

the said premises or any part thereof shall be destroyed or so damaged by fire typhoon or other cause so as to be rendered unfit for use and occupation, or then provided the insurance on the said premises shall not be vitiated by the act neglect default or omission of the Tenant the rent or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated.

2 The Landlord shall be under no obligation to repair or reinstate the said premises if in its opinion it is not reasonably economical or practicable so to do.

3 If the whole or substantially the whole of the said premises shall in the circumstances set out in Clause 1 of this Section VII have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time thereafter before the same are so repaired and reinstated to terminate this Tenancy Agreement by notice in writing to the other.

SECTION VIII
DEFAULT

It is hereby further expressly agreed and declared as follows: -

1 Default

If the rent or any part thereof shall be unpaid for fourteen (14) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform or comply with any of the covenants agreements stipulations or conditions herein contained and on the Tenant's part to be observed performed and complied with or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the said premises or any part thereof in the name of the whole whereupon this Tenancy Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the covenants agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed and to the Landlord's right to deduct all loss and damages thereby incurred from the deposit paid by the Tenant in accordance with Section IX hereof and without prejudice to the Landlord's right of forfeiture thereof.

2 Exercise of right

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

3 Acceptance of rent

Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the covenants agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed.

4 Acts of contractors servants agents licensees customers

For the purpose of these presents the negligence or act neglect default or omission of any contractor servant agent licensee or customer of the Tenant shall be deemed to be the negligence or act neglect default or omission of the Tenant.

5 Distraint

For the purposes of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) or any statutory modification or re-enactment for the time being in force and of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

6 Interest and legal costs

The Landlord shall have the right without prejudice to any other right or remedy hereunder to charge interest at two percent (2%) per month in respect of any payments to be made to the Landlord under Clauses 1 and 2 of Section II as shall be in arrears and such interest shall be payable from the date upon which such payment in arrears fell due. The Landlord shall further be entitled to recover from the Tenant as a debt all Solicitors' and/or Counsel's fees (on a solicitor and own client basis) and court fees incurred by the Landlord for the purpose of recovering any rent in arrears and/or other moneys unpaid or any part thereof from the Tenant or in enforcing any of the provisions of this Tenancy Agreement against the Tenant and the Landlord shall further be entitled to supply to such solicitors counsel enquiry or collection agents as the Landlord may appoint such information or personal data in the possession of the Landlord concerning the Tenant as may be necessary for any of the purposes aforesaid without the further consent of the Tenant being obtained.

SECTION IX
DEPOSIT

1 Deposit

The Tenant shall on the signing hereof deposit with the Landlord the sum specified as the deposit in the Schedule to secure the due observance and performance by the Tenant of the covenants agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the covenants agreements stipulations or conditions aforesaid the Landlord shall be entitled to terminate this Tenancy Agreement in which event the said deposit may be forfeited to the Landlord. Notwithstanding the foregoing the Landlord may at its option elect not to terminate this Tenancy Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Tenancy Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

2 Increase in deposit

If there shall for whatever reason be any increase or increases in the rent and/or rates and/or government rent and/or air-conditioning charge and/or management fee and/or promotional charge during the said term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional to the said increase in rent rates government rent air-conditioning charge management fee and/or promotional charge and the payment of such amount shall be a condition precedent to the continuation of the tenancy.

3 Repayment of deposit

Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration of this Lease and the delivery of vacant possession to the Landlord or within thirty (30) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the covenants agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

4 Transfer of deposit

On an assignment by the Landlord of its reversionary interest the Landlord may transfer the said deposit to the assignee of the Landlord's reversion (the "Assignee") subject to the Landlord procuring prior to the transfer a covenant from the Assignee in favour of the Tenant that the Assignee shall hold the said deposit upon and subject to the terms of this Section IX whereupon the Landlord shall thereby be released from any and all further obligations to the Tenant or otherwise in respect of the said deposit.

SECTION X
REGULATIONS

1 Introduction of Regulations

The Landlord reserves the right either for itself and/or for the building manager from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adapt or abolish if necessary such Regulations as it may consider necessary for the better operation and management of the Retail Podium as retail premises and shopping centre and/or for the use of the carpark in the Development and/or the recreational areas and outdoor facilities of the Development.

2 Conflict

Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Tenancy Agreement the terms and conditions of this Tenancy Agreement shall prevail.

SECTION XI
PERCENTAGE RENTAL

1 Determination of percentage rental

In respect of each period of the said term in relation to which reference is made to percentage rental the same shall be determined as follows:-

1(1) The percentage rental shall be the amount (if any) by which the percentage (particulars of which are stipulated in the Schedule) of the gross receipts (as hereinafter defined) in a month exceeds the minimum rental or the market rental as the case may be payable for the month in question as also stipulated in the Schedule.

1(2) The Tenant shall throughout the said term keep or cause to be kept complete and accurate and true records of gross receipts in each month.

1(3) Within seven days after the end of each calendar month of the said term the Tenant shall prepare and deliver to the Landlord a written statement certified by the Tenant's Chief Accountant as true and correct showing the gross receipts for the preceding month. Each written statement shall be in such form and contain such particulars as the Landlord may from time to time require.

1(4) Upon receipt by the Landlord of each written statement referred to in Clause 1(3), the Landlord shall calculate the percentage rental (if any) in accordance with the foregoing provisions and shall serve upon the Tenant a written demand for the percentage rental for the month in question and the same shall forthwith be paid by the Tenant to the Landlord and in no event later than twenty one days after the end of the month in respect of which payment is due.

1(5) At the close of each accounting period (as hereinafter defined) the Tenant will cause its entire records for that accounting period to be audited by auditors appointed from time to time by the Tenant and approved by the Landlord and within ninety days after the close of the accounting period in question the Tenant shall cause its auditors to issue a certificate as to the gross receipts for each month of the accounting period in question and such certificate shall forthwith be delivered to the Landlord.

1(6) Within fourteen days after the delivery of the certificate of its auditors showing the gross receipts for each month of the accounting period in question the Tenant shall pay to the Landlord or the Landlord will pay to the Tenant as the case may be such amount as may be necessary to ensure that the amounts paid by the Tenant to the Landlord in each month of the accounting period in question are the amounts specified in Clause 1(1) of this Section XI as calculated by reference to the auditors' certificate.

1(7) The Tenant shall permit any auditors appointed by the Landlord ("Landlord's auditors") to inspect at any time all books documents vouchers or records whatsoever which were or ought in the opinion of the Landlord's auditors to be taken into account in the calculation of gross receipts for any particular month or for any particular accounting period. If any such inspection shall reveal that the figures which in the opinion of the Landlord's auditors accurately reflect the gross receipts ("Landlord's computation of gross receipts") for any month in question exceed by one percent (1%) or more the gross receipts shown in the relevant written statement referred to in Clause 1(3), the Tenant shall pay to Landlord within ten (10) days after demand the cost of said audit together with the deficiency, which shall in any event be payable on demand. In the event the Landlord's computation of gross receipts for any month in question exceeds the relevant written statement referred to in Clause 1(3) for the same month by five percent (5%) or more the Landlord may without prejudice to any other rights and remedies under this Clause 1 forfeit this Tenancy Agreement forthwith.

1(8) The Tenant shall also permit the Landlord and all persons authorized by it to install and operate in the said premises and from time to time to inspect repair or replace any devices equipment appliances apparatus mechanisms instruments whether electronic or otherwise which the Landlord may deem necessary for the purpose of testing ascertaining or determining the gross receipts which devices equipment appliances apparatus mechanisms and instruments the Tenant shall not interfere with conceal or remove.

1(9) If the Tenant fails to deliver any of the written statements referred to in Clause 1(3) or fails to provide the Certificate by the Tenant's auditors referred to in Clause 1(5) or if the Tenant does not permit the Landlord's auditors to inspect the books documents vouchers and records referred to in Clause 1(7) or if the same are insufficient to enable the Landlord's auditors to make an accurate calculation of the gross receipts for any month in question or if the Tenant does not permit the Landlord or its authorised agents to install and operate the devices and equipment referred to in Clause 1(8) then the Landlord may without prejudice to any other rights and remedies of the Landlord in this Tenancy Agreement, in its discretion by notice in writing to the Tenant make an estimate of gross receipts for such month or months and the Tenant shall within fourteen (14) days of receipt of the Landlord's written notice of such estimate pay to the Landlord the percentage rental based on the Landlord's estimate of the gross receipts and the Landlord shall be entitled to treat non-payment of any such sum or any part thereof as non-payment of rent under this Tenancy Agreement. Notwithstanding that the Landlord may have made any such estimate or that the Tenant may have paid the percentage rental based on the Landlord's estimate of gross receipts, the Tenant shall not be relieved of any obligations on its part to be performed under the other provisions of this Clause 1.

1(10) For the purposes of this Clause 1 the following expressions shall have the meanings assigned to them as follows:-

"Gross receipts" shall include but not be limited to the gross proceeds of all goods and services of any and every kind and description sold (whether on credit or otherwise) or provided within or through or out of the said premises including goods and services contracted for or ordered at the said premises but delivered to customers elsewhere or from elsewhere and including management fees and all rents and other sums and charges receivable by the Tenant from any franchisee or licensee or other persons permitted to operate from or within the said premises and all other income of any and every kind and description deriving from or in respect of the said premises, and

"Accounting period" shall be the period from 1st January to 31st December in each year save that the first accounting period shall be the period from the date upon which rent commences to be payable to 31st December in the same year and the last accounting period shall be the period from 1st January in the last year of the said term to the date of expiration or earlier determination of the said term.

SECTION XII
GENERAL

1 Landlord and tenant legislation

To the extent that the Tenant can lawfully so do the Tenant hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the said premises or to this Tenancy Agreement and the Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule of law or equity to the contrary.

2 Condonation not a waiver

No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's covenants or obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

3 Letting notices

During the three months immediately preceding the expiration of the said term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

4 Service of notices

Any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant's last known place of business or residence in Hong Kong or to use any electronic means (which include emails, WhatsApp, WeChat or other similar means of communications) to serve such notice and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at its registered office or any other address which the Landlord may notify to the Tenant from time to time.

5 No fine

The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Tenancy Agreement.

6 Exclusion of warranties

6(1) This Tenancy Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the Retail Podium or the said premises including any of the Landlord's plan and intention or any changes thereof as covered by and contemplated in Clause 19 under Section XII hereof and if any such representation or warranty has been made given or implied the same is hereby waived.

6(2) Nothing herein contained or implied nor any statement or representation made by or on behalf of the Landlord prior to the date hereof shall be taken to be a covenant warranty or representation that the said premises can lawfully be used for the use specified herein.

7 Name of building

The Landlord reserves the right to name the Retail Podium, the Development or any other part of the Development with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name and without compensation to the Tenant provided that the Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

8 Stamp Duty and costs

The stamp duty and registration fees (if any) on this Tenancy Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares and each party shall pay its own legal costs (if any) of and incidental to the preparation and completion of this Tenancy Agreement.

9 Normal Business Hours

The said premises shall be open to the public for business between the Normal Business Hours and shall not be open to the public for business between the hours of midnight and 8 a.m. on any day.

10 Tenant's obligations not affected

This Tenancy Agreement and the obligation of the Tenant to observe and perform the covenants and agreements on the part of the Tenant herein contained shall in no way be affected impaired or excused because the Landlord is unable to fulfil or is delayed in fulfilling any of its obligations under this Tenancy Agreement or is unable to make or is delayed in making any repair addition alteration or decoration or is unable to supply or is delayed in supplying any equipment or service hereunder.

11 No enforcement of third party covenants

Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or tenancy agreement or any other instrument relating to any other part or parts of the Retail Podium or of the Development or to any other premises belonging to the Landlord or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which the Landlord may think appropriate and this Tenancy Agreement shall not be deemed to include and shall not operate to convey or let to the Tenant any ways liberties privileges easements rights or advantages whatsoever in through over or upon any land or premises adjoining or near to the said premises except as herein expressly provided.

12 No implied covenants

12(1) The Landlord shall be under no obligation to provide or supply to the Tenant or arrange for the same services or other things as the Landlord may be providing or supplying or arranging to any other part or parts of the Retail Podium or of the Development or to any other premises belonging to the Landlord or to the tenants or occupiers thereof, nor to provide or supply or arrange for any services or other things save those services or things which the Landlord hereinbefore expressly covenants to provide or supply or arrange for.

12(2) Notwithstanding anything in any provision contained in this Tenancy Agreement the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of any interruption in any of the services or things which the Landlord provides or supplies or arranges by reason of :-

(i) any necessary inspection overhaul repair or maintenance of any plant equipment installation or apparatus or damage thereto or destruction thereof by reason of electrical mechanical or other defect or breakdown, or

(ii) inclement conditions or shortage of fuel materials water or labour, or

(iii) whole or partial failure or stoppage of any mains supply, or

(iv) any other circumstances of whatsoever nature beyond the control of the Landlord or the building manager.

13 Changes in common areas

The Landlord shall be entitled at any time and from time to time to extend or reduce the areas of the entrances landings staircases passages lobbies or other parts of the Retail Podium or of the Development intended for common use or to make or cause to be made changes or alterations thereto or to the common facilities including but not limited to lifts escalators and toilets of the Retail Podium or other parts of the Development for whatsoever reason as may be determined by the Landlord without incurring any liability to the Tenant on any account whatsoever.

19 Sale and Redevelopment

If at any time during the tenancy hereby created the Landlord shall enter into a contract for the sale of the Retail Podium or of any part thereof which shall include the said premises or if the Landlord shall resolve to redevelop the Retail Podium or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention so to redevelop shall be sufficiently and conclusively evidenced by a copy of a Resolution of its Directors certified to be a true and correct copy by its Secretary) then in either of such events the Landlord shall be entitled to give **six (6)** clear calendar months' notice in writing expiring at the end of any calendar month during the tenancy hereby created terminating this Tenancy Agreement and immediately upon the expiration of such notice this Tenancy Agreement and everything herein contained shall cease and be void and neither party shall have any claim against the other in respect thereof but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out.

20 No warranty on user

The Landlord does not warrant that the said premises is fit for the purposes for which it is let or for any other purposes whatsoever intended to be used by the Tenant and shall not be liable or responsible to the Tenant for any damages or loss in respect thereof. The Tenant hereby agrees that the Tenant is responsible for making its own enquiry and investigation regarding any restrictions affecting the use of the said premises for the purpose for which they are let and will at its own expense apply for any requisite licence or licences and permit or permits from all governmental or public authorities in respect of the carrying on the Tenant's business therein. If any notice is served by any Government Authority objecting to the use of the said premises, the Landlord, without prejudice to its rights and remedies, has the option to terminate this tenancy forthwith and the Landlord shall not be liable to the Tenant for any loss or damages in respect thereof.

21 Rights of Third Party

The parties hereto hereby agree that they do not intend any term of this Tenancy Agreement including without limitation any amendments to this Tenancy Agreement or any supplemental agreement to be entered into between the parties hereto to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623). The Parties hereto do not intend to confer any rights on any third party who is not party to this Tenancy Agreement and the Contracts (Rights of Third Parties) Ordinance shall not apply to this Tenancy Agreement.

22 Confidentiality

The Tenant must keep confidential and must not at any time disclose or permit to be disclosed the terms of this Tenancy Agreement or any preceding agreement(s) made between the parties hereto in relation to this Tenancy Agreement or any negotiations or discussions (whether verbal or in writing) relating to or in any way leading to the conclusion of this Tenancy Agreement or any other matter whatsoever in relation to this Tenancy Agreement except the parties herein have covenants to the disclosure as required by any law, court order or to their professional advisers or to the extent that such information has become public knowledge other than due to the breach of this undertaking covenant stipulation by the Tenant.

AS WITNESS the hands of the parties hereto the day and year first above written.

<u>SCHEDULE</u>

1. The Landlord means National Goal Limited, whose registered office is situated at 28th Floor, Emperor Group Centre, 288 Hennessy Road, Wanchai, Hong Kong, the registered owner of the said Lot (including where the context so admits its successors and assigns).

2. The Tenant means **Man Pong Jewellery Limited** (BR No. 52256049) whose the registered address is situate at Flat 16, 7/F., Hewlett Centre, 54 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

3. The said Lot means Inland Lot No. 3546.

4. The Development means all those buildings and other erections erected or to be erected on the said Lot.

5. The Retail Podium means FitFort forming part of the Development (560 King's Road, Hong Kong).

6. The said premises means **Shop No. L9E, LOWER GROUND FLOOR, FitFort**

   which shall be used for **no purpose other than the retail sale and display of gold and jewellery products under the style and firm name of "萬邦珠寶" only provided that the standard of decoration, display and operation shall always be in accordance with the Landlord's requirements and the Landlord hereby reserves its right to restrict the sale and/or display of any item which in its sole opinion is not in keeping with the designated merchandise-mix for the said premises or the operation of FitFort as a first class Shopping Centre.**

   and the floor loading of which shall not exceed 100 lbs. per square foot.

7. **The said term** means the period commencing on the **15th day of December, 2023** and expiring on the **14th day of December, 2025 (both days inclusive)**. The granting of the said term under this Tenancy Agreement is conditional upon the Tenant's due and punctual observance and performance of all the terms, conditions and stipulations as contained in the tenancy agreement dated 18th November 2021 made between the Tenant and the Landlord in respect of the said premises (the **"Existing Tenancy Agreement"**) and in respect of any non-compliance with the terms, conditions and stipulations thereof, the Landlord shall be entitled in its absolute discretion (but without the obligation to do so) to rescind this Tenancy Agreement and to determine any renewal term created thereunder upon the Landlord's giving notice to that effect and in which event, this Tenancy Agreement shall be deemed to come to an end and shall not have any effect provided that the Tenant shall compensate and indemnify the Landlord's actual costs (including stamp duty and legal costs) incurred in this Tenancy Agreement if the determination of any renewal term under this Tenancy Agreement should be caused by the Tenant's failure to observe and perform the terms, conditions and stipulations as contained in the Existing Tenancy Agreement.

8. The rent means

   (a) in respect of the period from the date of commencement of the said term to the 14th day of December 2025 (both days inclusive), the rent payable monthly in advance shall be Hong Kong Dollars **FIFTY TWO THOUSAND ONLY (HK$52,000.00)** per calendar month (the minimum rental) exclusive of air-conditioning charges, management fee, promotional charge, rates and all other outgoings plus the percentage rental.

   (b) The percentage rental means the sum or sums determined from time to time in accordance with provisions of Clause 1 of Section XI and shall be calculated by reference to **ONE** per cent **(1%)** of gross receipts as defined therein.

9. The air-conditioning charge means the sum payable from time to time for the provision of air-conditioning services, being Hong Kong Dollars **TWO THOUSAND THREE HUNDRED AND EIGHTEEN AND CENTS FORTY ONLY (HK$2,318.40)** per calendar month at the date of commencement of the said term, subject to increase from time to time in accordance with the provisions of Clause 1(2) of Section II.

10. The management fee means the sum payable from time to time for the provision of building management services, being Hong Kong Dollars **TWO THOUSAND ONE HUNDRED AND SEVENTY THREE AND CENTS FIFTY ONLY (HK$2,173.50)** per calendar month at the date of commencement of the said term, subject to increase from time to time in accordance with the provisions of Clause 1(1) of Section II.

11. The promotional charge means the sum payable from time to time for the provision of promotional services, being Hong Kong Dollars **FIVE HUNDRED AND THIRTY ONE AND CENTS THIRTY ONLY**

(HK$531.30) per calendar month at the date of commencement of the said term, subject to increase from time to time in accordance with the provisions of Clause 1(1) of Section II.

12. The deposit means the sum of Hong Kong Dollars **ONE HUNDRED SEVENTY SEVEN THOUSAND FIVE HUNDRED AND NINETY FOUR AND CENTS SIXTY ONLY (HK$177,594.60)** subject to increase from time to time in accordance with the provisions of Clause 2 of Section IX. Conditional upon the Tenant's due observance and performance of all the terms, conditions and stipulations as contained in the Existing Tenancy Agreement, the Landlord hereby agrees to accept the Tenant's request to transfer the security deposit in the sum of HK$159,480.30 currently held by the Landlord under the Existing Tenancy Agreement to become as partial cash deposit payable under this Tenancy Agreement after settlement of the outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the covenants agreement, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later and the sum of **HK$18,114.30** being additional deposit shall be settled upon signing of this Tenancy Agreement. Any shortfall (if any) in the cash deposit as required under this Tenancy Agreement shall be settled by the Tenant forthwith upon request of the Landlord.

13. The Normal Business Hours mean the hours from 10 a.m. to 10 p.m. on all days of the year including Sundays and other gazetted and general holidays provided that the Landlord may at its discretion alter these hours from time to time.

14. The building manager means the person company or firm (if any) from time to time responsible for the proper management of the Retail Podium pursuant to any appointment either by the Landlord or under a deed of mutual covenant or management agreement.

FITFORT LOWER GROUND FLOOR PLAN


SHOP L1
SHOP L2
SHOP L3
SHOP L7
SHOP 8A
SHOP 9C
NEW CORRIDOR
SHOP L15
SHOP L16
SHOP L17
GREASE TRAP ROOM
NEW SHOP
SHOP L45
SHOP L37
T.B.E. ROOM
F. LAV.
UNEXCAVATED

NOT TO SCALE

FOR IDENTIFICATION ONLY